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                                                                       EXHIBIT 5


                                  July 23, 1999


Techniclone Corporation
14282 Franklin Avenue
Tustin, California 92780-7017

        Re:      Amendment No. 3 to Registration Statement on Form S-3:
                 Techniclone Corporation Common Stock, par value $.001 per share
                 ---------------------------------------------------------------

Ladies and Gentlemen:

     We are rendering this opinion in connection with Pre-Effective Amendment No. 3 to Registration Statement on Form S-3 (the "Amended Registration Statement"), filed by Techniclone Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on July 23, 1999. The Amended Registration Statement relates to the resale of up to 925,571 shares of common stock, $.001 par value, of the Company by Dunwoody Brokerage Services, Inc. (the "Shares").

     In our capacity as your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization and issuance of the securities in the manner set forth in the Amended Registration Statement. We have examined such documents as we consider necessary to render this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties.

     Based upon the foregoing and the compliance with applicable state securities laws by the Company and the additional proceedings to be taken by the Company as referred to above, we are of the opinion that the Shares have been duly authorized, and when issued by the Company upon receipt of payment therefor (to the extent required), the Shares will be validly issued, fully paid and nonassessable.

     Our opinions herein are limited to the effect on the subject transaction of United States Federal law and the General Corporation Law of the State of Delaware. We assume no responsibility regarding the applicability to or the effect on our opinion of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to our firm contained under the caption "Legal Matters" in the prospectus which is a part of the Amended Registration Statement.

                                                 Respectfully submitted,

                                                 /s/ Rutan & Tucker, LLP